EXHIBIT 12.1

April 23, 2026

Masterworks Vault 17, LLC

1 World Trade Center, 57th Floor,

New York, New York 10007

Re: Masterworks Vault 17, LLC Offering Statement on Form 1-A

Ladies and Gentlemen:

I have acted as counsel to Masterworks Vault 17, LLC, a Texas series limited liability company (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of an offering statement on Form 1-A (the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended. The Offering Statement includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and attached to the Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “Company Operating Agreement”), prior to the issuance thereof.

The Offering Statement relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of the membership interests of a Series in the form of Class A ordinary shares, as designated on Schedule A to this opinion letter (the “Shares”), as further described in the Offering Statement, in connection with the consummation of the Restructuring Transactions (as defined in the Offering Statement).

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, I have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies.

I have reviewed: (a) the certificates of formation of the Company; (b) the certificate of conversion of the Company from a Delaware series limited liability company to a Texas series limited liability company; (c) the form of certificate of conversion of the Company from a Texas series limited liability company to a Delaware series limited liability company; (d) the amended and restated operating agreement of the Company; (e) the form of series designation; (f) the form of second amended and restated operating agreement; (g) the offering circular; (h) resolutions of the Board of Managers of the Company and (i) such other corporate documents, records, papers and certificates as I have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that (i) the Shares, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and non-assessable under applicable laws of the State of Texas, and (ii) following and subject to the completion of the Restructuring Transactions (including the Company converting back to a Delaware series limited liability company as described in the Offering Statement) as filed (after it is declared qualified), the Shares will be validly issued, fully paid and non-assessable under applicable laws of the State of Delaware.

I express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Texas and the State of Delaware and (b) the federal laws of the United States. I express no opinion as to laws of any other jurisdiction. I assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Offering Statement by legislative action, judicial decision or otherwise.

I hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to my name under the caption “Legal Matters” in the Offering Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel

SCHEDULE A

Series of Masterworks Vault 17, LLC

Series	Price per Class A Share	Maximum Class A Shares
Series 136	16.99	111,050
Series 142	10.83	92,600
Series 144	11.79	31,100
Series 145	11.84	31,100
Series 146	17.66	80,500
Series 147	12.88	94,350
Series 149	20.52	416,250
Series 150	15.95	58,850
Series 152	16.97	36,100
Series 153	22.29	66,600
Series 154	8.45	84,650
Series 155	17.01	61,050
Series 156	19.21	183,150
Series 157	14.38	55,500
Series 158	19.01	34,950
Series 159	21.03	89,400
Series 160	12.36	63,850
Series 161	20.35	582,800
Series 162	8.05	55,500
Series 163	16.99	30,550
Series 164	12.01	138,750
Series 165	16.98	49,950
Series 166	15.08	105,450
Series 167	17.89	149,400
Series 168	18.51	38,450
Series 169	13.84	47,200
Series 170	17.04	77,700
Series 171	12.38	44,900
Series 172	18.30	77,700
Series 173	21.66	77,700
Series 174	10.40	24,200
Series 175	13.76	40,800
Series 176	17.04	78,250
Series 177	15.16	77,700
Series 178	18.02	116,550
Series 179	15.97	94,350
Series 180	12.59	44,400
Series 182	14.61	30,550
Series 183	14.62	30,550
Series 185	21.48	61,150
Series 187	14.49	38,850
Series 188	19.69	61,050
Series 189	18.68	69,400
Series 194	16.94	27,950
Series 286	16.83	237,800